UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 5, 2004

New World Pasta Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-76763	52-2006441

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Shannon Road, Harrisburg, Pennsylvania	17112

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 526-2200

Item 5.	Other Events.

On April 5, 2004, New World Pasta Company, a Delaware corporation (the “Company”), received a Notice of Default from The Bank of Nova Scotia, as Lead Arranger, Administrative Agent and Collateral Agent, under the Company’s Credit Facility. The Notice of Default stated that the Company’s failure to make mandatory principal and amortization payments aggregating $425,000 constitutes an Event of Default under the Company’s Credit Agreement. The Notice of Default also provided for a reservation of rights of the lenders under the Credit Facility and precludes the Company from making any payments with respect to its Senior Subordinated Notes. The Company is in discussions with representatives of the lenders under the Credit Facility with respect to the Notice of Default and other matters.

A copy of the Notice of Default is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c)	Exhibits.

99.1	Notice of Default issued by The Bank of Nova Scotia on April 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD PASTA COMPANY

Date:	April 8, 2004	By:	/s/ Cary A. Metz

Cary A. Metz Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Notice of Default issued by The Bank of Nova Scotia on April 5, 2004.

Exhibit 99.1

SCOTIABANK The Bank of Novia Scotia New York Agency, One Liberty Plaza, New York, N.Y. 10006

NOTICE OF DEFAULT

April 5, 2004

BY TELECOPIER AND FEDERAL EXPRESS

New World Pasta Company
Pasta Acquisition Corp.
The Prince Company, Inc.
Ronzoni Foods International Corporation
NWP Delaware, LLC
85 Shannon Road
Harrisburg, Pennsylvania 17112
Attention:   Cary Metz

Re:	Credit Agreement dated as of January 28, 1999, as amended

Ladies and Gentleman:

We refer to the Credit Agreement dated as of January 28, 1999 (as amended or modified by Amendment No. 1 dated as of May 10, 2000, Amendment No. 2 dated as of July 30, 2001, Amendment No. 3 dated as of August 14, 2002, Amendment and Waiver No. 4 dated as of December 2, 2002 (as extended), Amendment and Waiver No. 5 dated as of February 18, 2003 (as twice extended), Amendment and Waiver No. 6 dated as of August 8, 2003 (as extended three times) and the Technical Default Waiver dated March 2, 2004; as so amended, modified and waived the “Credit Agreement”) among New World Pasta Company, the various financial institutions parties thereto, certain financial institutions, as Co-Agents, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and The Bank of Nova Scotia (“Scotia”), as Lead Arranger, Administrative Agent and Collateral Agent. Capitalized terms herein have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

On March 31, 2004, the Borrower failed to make a mandatory principal prepayment of $50,000 in respect of the outstanding Revolving Loans, required by Section 3.1.1 clause (f) of the Credit Agreement (triggered by the scheduled Revolving Loan Commitment Amount reduction of $50,000, effective March 31, 2004, provided in Section 2.2.2 of the Credit Agreement). The Borrower also failed to make the regularly scheduled Term-B Loan amortization payment of $375,000, which was also due on March 31, 2004. These failures constitute Events of Default pursuant to Section 8.1.1 of the Credit Agreement. Such Events of Default entitle the Administrative Agent, upon the direction of the Required Lenders, to exercise all of the Lenders’ rights and remedies under the Credit Agreement and the other Loan Documents, including, without limitation, the right to terminate the Commitments and to declare the principal of and interest on the Loans and all other Obligations to be immediately due and payable. In addition, as a result of such Events of Default; (i) interest on the outstanding Loans is accruing, effective April 1, 2004, at the post-maturity rate described in Section 3.2.2 of the Credit Agreement, (ii) the waivers set forth in Section 1.14 of the Sixth Amendment may be terminated by delivery of a written notice to that effect to the Borrower, and (iii) pursuant to Section 9.02 of the Senior Subordinated Note Indenture, no payment of any kind or character shall be made by or on behalf of the Borrower or any other Person on its behalf with respect to any obligations on the Senior Subordinated High Yield Notes or to acquire any of the Senior Subordinated High Yield Notes for cash or property or otherwise.

At the present time, the Administrative Agent is reserving all of its and the Lenders’rights and remedies under the Credit Agreement and the other Loan Documents.

This Notice of Default shall also constitute a demand for payment on the Subsidiary Guarantors parties to the Subsidiary Guaranty dated as of July 30, 2001, as supplemented by the Supplement to Subsidiary Guaranty dated as of August 14, 2002, in a principal amount equal to the principal amount which the Borrower failed to pay on March 31, 2004. The Administrative Agent reserves the right to deliver a second Notice of Default if the Guarantors fail to make the payment demanded hereby.

Neither this letter, nor any delay or failure by the Administrative Agent or the Lenders in exercising any of their rights and remedies, shall impair any power, right or privilege granted to the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or by applicable law, or be construed to be a waiver of the Events of Default referred to above.

No oral communication from or on behalf of the Administrative Agent or any Lender by any party shall constitute an agreement, commitment, or evidence of any assurance or intention of the Administrative Agent or any Lender with respect to the subject matter hereof, the Credit Agreement or any other Loan Document. Any agreement, commitment, assurance or intention of the Administrative Agent or any Lender shall be effective only if in writing and duly executed on behalf of the Administrative Agent or such Lender.

THE BANK OF NOVIA SCOTIA as Administrative Agent

By:	/s/ Brian Cerreta

Name:	Brian Cerreta
Title:	Director